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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                     Volume Services America Holdings, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                Delaware                                   13-3870167
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(State of Incorporation or Organization)       (IRS Employer Identification No.)

         201 East Broad Street
     Spartanburg, South Carolina                               29306
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(Address of Principal Executive Offices)                    (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-103169 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class                   Name of each exchange on which
           To be so registered                   Each class is to be registered

        Income Deposit Securities                    American Stock Exchange
(representing shares of common stock and
           subordinated notes)
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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The class of securities to be registered hereby are the Income Deposit Securities (the "IDSs"), representing shares of common stock and subordinated notes, of Volume Services America Holdings, Inc., a Delaware corporation.

         For a description of the IDSs, and the shares of common stock and subordinated notes represented thereby, reference is made to the Registration Statement on Form S-1 of Volume Services America Holdings, Inc. (Registration No. 333-103169) initially filed with the Securities and Exchange Commission on February 13, 2003, as subsequently amended by any amendments to such registration statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement, which description is incorporated herein by reference.

ITEM 2.  EXHIBITS.

         Not applicable.

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

         Date:  November 24, 2003             VOLUME SERVICES AMERICA
                                              HOLDINGS, INC.


                                              By: /s/ Lawrence E. Honig
                                                  -----------------------------
                                              Name:   Lawrence E. Honig
                                              Title:  Chief Executive Officer